June 29, 2001




KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

Ladies and Gentlemen:

         We are familiar with the Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, to be filed by KVH Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed public offering by security holders of the Company of a total of 1,696,152 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock").

         In arriving at the opinion expressed below, we have examined and relied on the following documents:

     (1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

     (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Shares provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing, it is our opinion that the Shares are legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           FOLEY, HOAG & ELIOT LLP


                                           By:  /s/Adam Sonnenschein
                                                Partner